UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 29, 2022

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD

21244

(Address of principal executive offices)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNXA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2022, Connexa Sports Technologies Inc. (the “Company”) entered into the following agreements:

UFS Agreement

An agreement (the “UFS Agreement”) with Unique Funding Solutions LLC (“UFS”) pursuant to which the Company sold $1,124,250 in future receivables (the “UFS Receivables Purchased Amount”) to UFS in exchange for payment to the Company of $750,000 in cash less fees of $60,000. The Company has agreed to pay UFS $13,491 each week for the next three weeks and thereafter $44,970 per week until the UFS Receivables Purchased Amount is paid in full; provided, however that if the Company makes payment of an aggregate amount of $855,000 to UFS within 45 days of July 29, 2022, then the UFS Receivables Purchased Amount shall be reduced from $1,124,250 to $855,000 and the Company will have no further obligations under the UFS Agreement.

To secure payment and performance of the Company’s obligations to UFS under the UFS Agreement, the Company granted to UFS a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

Cedar Agreement

An agreement (the “Cedar Agreement”) with Cedar Advance LLC (“Cedar”) pursuant to which the Company sold $1,124,250 in future receivables (the “Cedar Receivables Purchased Amount”) to Cedar in exchange for payment to the Company of $750,000 in cash less fees of $60,000. The Company has agreed to pay Cedar $13,491 each week for the next three weeks and thereafter $44,970 per week until the Cedar Receivables Purchased Amount is paid in full; provided, however that if the Company makes payment of an aggregate amount of $855,000 to Cedar within 45 days of July 29, 2022, then the Cedar Receivables Purchased Amount shall be reduced from $1,124,250 to $855,000 and the Company will have no further obligations under the Cedar Agreement.

To secure payment and performance of the Company’s obligations to Cedar under the Cedar Agreement, the Company granted to Cedar a security interest in the following collateral: all accounts, including without limitation, all deposit accounts, accounts receivable and other receivables, chattel paper, documents, equipment, instruments and inventory as those terms are defined by Article 9 of the UCC. The Company also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

The foregoing descriptions of the UFS Agreement and Cedar Agreement do not purport to be complete and are qualified in its entirety by reference to the UFS Agreement and Cedar Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

As an inducement to purchase the Company’s future receivables, Yonah Kalfa, a director and officer of the Company, transferred 210,000 of his personal warrants to Cedar and Mike Ballardie, a director and officer of the Company, transferred 210,000 of his personal warrants to Barry Ventures Inc. or 420,000 warrants in the aggregate. The warrants are exercisable at one cent and expire on September 3, 2031.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Standard Merchant Cash Advance Agreement, dated July 29, 2022, Unique Funding Solutions LLC and Connexa Sports Technologies Inc.
10.2	Standard Merchant Cash Advance Agreement, dated July 29, 2022, Cedar Advance LLC and Connexa Sports Technologies Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNEXA sPORTS tECHNOLOGIES inc.

Dated: August 5, 2022	By:	/s/ Mike Ballardie
Chief Executive Officer